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                                                                   EXHIBIT 10.47

                          AMENDMENT NUMBER THREE TO THE
                              GENUINE PARTS COMPANY
                            TAX-DEFERRED SAVINGS PLAN

         This Amendment to the Genuine Parts Company Tax-Deferred Savings Plan is adopted by Genuine Parts Company (the "Company"), effective as of the date set forth herein.

                                   WITNESSETH:

         WHEREAS, the Company maintains The Genuine Parts Company Tax-Deferred Savings Plan (the "Plan"), and such Plan is currently in effect; and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:

                                       1.

         The definition of "Committee" set forth in Article 2 is hereby deleted and a new definition is substituted in lieu thereof as follows:

                  "Committee.    The Pension and Benefits Committee of Genuine
                  Parts Company that will administer and interpret the terms of the Plan."

                                       2.

         Section 8.01(a) is deleted in its entirety and a new Section 8.01(a) is substituted in lieu thereof to read as follows:

         "(a) Notwithstanding any other provision in this Plan, in the event there is a Change of Control of the Company as defined in subsection (c) of this Section 8.01, any Participant who terminates employment for any reason (e.g., resignation, involuntary termination, disability, death, etc.) during the five-year period beginning on the date on which the Change of Control occurs, shall receive an immediate lump sum payment of the Participant's Account balance."

                                       3.

         Section 9.06 is deleted in its entirety and a new Section 9.06 is substituted in lieu thereof to read as follows:


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         "Section 9.06     Cost of Collection; Interest.

         In any action taken in good faith relating to the enforcement of benefits under this Plan or any provision herein, the Participant (or Beneficiary) shall be entitled to be paid any and all costs and expenses incurred by him or her, in enforcing or establishing his or her rights under this Plan, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings, but only if Participant (or Beneficiary) is successful on at least one material issue raised in the enforcement proceeding. In addition, the Employer shall pay to the Participant (or Beneficiary) interest on all or any part of the payments that are not paid when due at a rate equal to the Prime Rate as announced by Trust Company Bank or its successors from time to time."

                                       4.

         The term "Executive Committee" found in Article 7 is hereby deleted and replaced with "Committee."

                                       5.

         This Amendment shall be effective July 1, 2001. Except as amended herein, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Pension and Benefits Committee has caused this Amendment to the Plan to be executed on the date shown below, but effective as of the date indicated above.

                                       PENSION AND BENEFITS COMMITTEE



                                       By: /s/ George W. Kalafut
                                          --------------------------------------

                                       Date: November 28, 2001
                                             ------------------
Attest:


/s/ Frank M Howard
-----------------------


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